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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We hereby consent to the use in this current report on Form 8-K/A of our report dated April 9, 1998 relating to the consolidated financial statements of Rock Bottom Stores, Inc. as of January 31, 1998 and 1997 and for the years then ended.





/s/ EDWARD ISAACS AND COMPANY LLP

New York, New York
November 20, 1998